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                                                                   EXHIBIT 3(ii)


                           GENERAL BINDING CORPORATION
                                     BY-LAWS
                            (RESTATED JUNE 28, 2000)

                                    ARTICLE I
                                     Offices



SECTION 1. PRINCIPAL OFFICE AND AGENT. The principal office shall be in the City of Dover, County of Kent, State of Delaware, and the name of the registered agent in charge thereof is The Corporation Trust Company.

SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places without or within the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require. The books of the Corporation may be kept outside of the State of Delaware.

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                                   ARTICLE II
                            Meetings of Stockholders

SECTION 1. ANNUAL MEETING. An annual meeting of stockholders shall be held on the second Tuesday of May in each year or on such other date and such place and time as the chairman of the board or the board of directors shall designate, at which meeting the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

SECTION 2. PLACE OF MEETINGS. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten (10) days prior to the meeting.

SECTION 4. LIST OF STOCKHOLDERS ENTITLED TO VOTE AT ELECTION OF DIRECTORS. At least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open, during ordinary business hours at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.


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SECTION 5. TRANSFERS OF STOCK WITHIN TWENTY (20) DAYS PRECEDING ELECTION OF
DIRECTORS. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of directors.

SECTION 6. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the board of directors, or at the request in writing of a stockholder or stockholders holding at least twenty per cent (20%) of the common stock of the corporation at the time issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 7. NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten (10) days before such meeting.

SECTION 8. BUSINESS AT SPECIAL MEETING. Business transacted at all special meetings shall be confined to the objects stated in the call.

SECTION 9. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite, and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.


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SECTION 10. MAJORITY VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 11. PROXIES AND VOTING OF SHARES. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact and bearing a date not more than three (3) months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except that any class of stock having voting rights in excess of one vote per share shall have the number of votes per share that may be ascribed to that class of stock by the certificate of incorporation of the corporation.

SECTION 12. SETTING RECORD DATE FOR CLOSING OF TRANSFER BOOKS. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty
(60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting, and


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any adjournment thereof or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


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                                   ARTICLE III
                               Board of Directors

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors, which shall constitute the whole Board shall be eleven. The number may be increased or diminished from time to time by amendment of these By-Laws, but shall not be diminished to less than three. Directors need not be stockholders of the Corporation or residents of Delaware. Each Director shall hold office until the next annual meeting of the stockholders or until his successor shall have been elected and qualified.

SECTION 3. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4. VACANCIES. Vacancies occurring in the board of directors by reason of death, resignation, retirement, disqualification or removal from office of any director, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and qualified, unless sooner displaced.

SECTION 5. PLACE OF MEETINGS. The directors may hold their meetings and keep the books of the corporation, except the original or duplicate stock ledger, outside of Delaware, at such places as they may from time to time determine.


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SECTION 6. FIRST MEETING OF NEW BOARD. The first meeting of each newly elected board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

SECTION 7. REGULAR MEETINGS. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

SECTION 8. SPECIAL MEETINGS. Special meetings of the board may be called by the Chairman of the Board or the President or upon the written request of at least three directors. The notice thereof to the board of directors shall be given by the President or the Secretary. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Delaware, as the place for holding any special meetings of the Board called by them.

Notice of any special meeting shall be given at least five days previous thereto. Any director may waive notice of any meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


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SECTION 9. QUORUM. At all meetings of the board the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The chairman shall preside at all such meetings, except that if he is not present the president shall preside.

SECTION 10. INFORMAL ACTION. Any action which is required by law or by these by-laws to be taken at a meeting of the board of directors or of any committee thereof, or any other action which may be taken at such a meeting, may be taken without a meeting if prior to such action a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of all directors concerned if such written consent is filed with the minutes of proceedings of the board or committee.

SECTION 11. TELEPHONIC MEETINGS. Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

SECTION 12. COMPENSATION. Directors by resolution of the board may receive a fixed annual fee for their service as a director. A fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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                                   ARTICLE IV
                                   Committees

SECTION 1. APPOINTMENT AND POWERS. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

SECTION 2. MEMBERS' ABSENCE OR DISQUALIFICATION. In the absence or disqualification of any member of any committees created under this Article, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 3. RECORD OF PROCEEDINGS. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

SECTION 4. STANDING COMMITTEES. The following committees shall be standing committees of the board: the Executive Committee, the Audit Committee and the Executive Compensation Committee.

SECTION 5. EXECUTIVE COMMITTEE. The members of the Executive committee shall be selected by the Board of Directors and shall include, but not be limited to, the chairman of the board and the president of the corporation. The executive committee shall have and may exercise between meetings of the board of directors, all of the powers and authority which the


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board of directors may exercise in the direction and management of the business and affairs of the corporation, except as prohibited by law, the certificate of incorporation or these by-laws.

SECTION 6. AUDIT COMMITTEE. The board of directors shall select the members of the audit committee and shall designate its chairman. The members of the audit committee shall not be eligible to participate in any incentive compensation plan for employees of the corporation or any of its subsidiaries. The audit committee shall have and may exercise such powers, authority and responsibilities as are normally incident to the functions of an audit committee or as may be determined by the board of directors.

SECTION 7. EXECUTIVE COMPENSATION COMMITTEE. The board of directors shall select the members of the executive compensation committee. No member of the committee shall be eligible to participate in any compensation plan falling within the jurisdiction of the committee, except as provided for in this by-law. The executive compensation committee shall review and approve the general compensation policies and programs for the management employees of the corporation and shall establish the policies and programs for compensation of the board of directors.

SECTION 8. COMMITTEE ON DIRECTOR AFFAIRS. The board of directors shall select the members of the Committee on Director Affairs, and shall designate the chairman of the committee. The committee shall be responsible for matters related to service on the board of directors of the corporation, and associates issues of corporate governance. The committee from time to time shall conduct studies of the size and composition of the board of directors. Prior to each annual meeting of stockholders, the committee shall recommend to the board the individuals to constitute the nominees of the board of directors, the election of whom for which the board will solicit proxies. The committee shall review the qualifications of individuals for consideration as director candidates and shall recommend to the board, for its consideration, the names of


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individuals for election to the board. The committee shall have and may exercise such other powers, authority and responsibilities as may be determined by the board of directors. (Added on August 11, 2000).


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                                    ARTICLE V
                      Notice to Stockholders and Directors

SECTION 1. NOTICE. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, facsimile or electronic mail or telegraph, addressed to such director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or transmitted, as the case may be.

SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation, or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                   ARTICLE VI
                                    Officers

SECTION 1. NUMBER AND TITLE. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and if more than one Vice President is elected, the Board of Directors may at the time of such election designate one or more of them as Executive or Senior Vice Presidents), and a Secretary, and such other positions as may be elected or appointed by the Board of Directors. Any two or more offices except the offices of President and Secretary may be held by the same person.

SECTION 2. ELECTION AND QUALIFICATIONS. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.

SECTION 3. APPOINTMENT OF ADDITIONAL OFFICERS. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their officers for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

SECTION 4. COMPENSATION. The compensation of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. All officers and agents of the corporation, other than directors, shall be entitled to reasonable compensation for services rendered to the corporation, including the performance of their official duties, unless the board of directors by resolution shall provide that no compensation shall be paid therefor. Election or appointment of an officer shall not of itself create contract rights.


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SECTION 5. TERM OF OFFICE, REMOVAL, VACANCIES. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death, resignation, or removal, as hereinafter provided. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

SECTION 6. RESIGNATIONS. Any officer may resign at any time by giving written notice to the board of directors or to the president or the secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7. CHAIRMAN OF THE BOARD. If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the board from time to time and shall preside over meetings of the board and shareholders unless another officer is appointed or designated by the board as the chair of such meeting.

SECTION 8. THE PRESIDENT. The president shall be the chief executive officer of the corporation. He shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

SECTION 9. VICE-PRESIDENTS. In the absence of the president or in the event of his inability to act, an executive or senior vice-president, and in the event of his absence or inability to act, a vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and


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be subject to all the restrictions upon the president. The vice-president or vice-presidents shall perform such other duties as from time to time may be assigned to him or them by the president or by the board of directors.

SECTION 10. THE SECRETARY. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary's signature or by the signature of the treasurer or an assistant secretary.

SECTION 11. ASSISTANT SECRETARIES. In the absence or inability to act of the secretary, the assistant secretary (or in the event there be more than one assistant secretary, the assistant secretaries in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary. The assistant secretary or secretaries shall perform such other duties as from time to time may be assigned by the board of directors.

SECTION 12. THE CHIEF FINANCIAL OFFICER. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions and of the financial condition of the corporation.


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SECTION 13. CORPORATE CONTROLLER. The Corporate Controller shall perform the basic function of directing the establishment of accounting principles, practices and procedures; and, maintaining all accounting records and being responsible for the development, analysis, and interpretation of statistical and accounting information to appraise operating results in terms of costs, budgets, policies of operations, trends and increased profit possibilities.


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                                   ARTICLE VII
                                 Indemnification

SECTION 1. RIGHT TO INDEMNIFICATION OF DIRECTORS AND OFFICERS. Subject to the other provisions of this article, the corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorney's fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

SECTION 2. ADVANCEMENT OF EXPENSES OF DIRECTORS AND OFFICERS. The corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.

SECTION 3. CLAIMS BY OFFICERS OR DIRECTORS. If a claim for indemnification or advance of expenses by an officer or director under this article is not paid in full within ninety days after a written claim therefor has been received by the corporation, the claimant may file suit to


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recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advance of expenses under applicable law.

SECTION 4. INDEMNIFICATION OF EMPLOYEES. Subject to the other provisions of this article, the corporation may indemnify and advance expenses to every employee who is not a director or officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation partnership, joint venture, trust, organization or other enterprise. The ultimate determination of such entitlement to indemnification of employees who are not officers and directors shall be made in such manner as is provided by applicable law. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

SECTION 5. ADVANCEMENT OF EXPENSES OF EMPLOYEES. The advancement of expenses of an employee who is not an officer or director shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board of directors or of the corporation.

SECTION 6. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this
Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.


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SECTION 7. OTHER INDEMNIFICATION. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

SECTION 8. INSURANCE. The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation's expense insurance: (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VII; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this Article VII.

SECTION 9. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


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                                  ARTICLE VIII
                    Certificates of Stock and Their Transfer

SECTION 1. CERTIFICATES. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall (a) exhibit the holder's name and number of shares, (b) be signed by the chairman or president and the chief financial officer or the secretary or an assistant secretary, and (c) be sealed with the seal of the corporation, which may be by facsimile. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such chairman, president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile.

SECTION 2. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of successions, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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SECTION 4. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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                                   ARTICLE IX
                               General Provisions

SECTION 1. DIVIDENDS. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 4. LOANS. No loans shall be contracted on the behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. No loans shall be made by the corporation to any director or officer or secured by its shares unless approved by the board of directors.

SECTION 5. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.


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SECTION 6. FISCAL YEAR. The fiscal year of the corporation, unless otherwise provided by resolution of the board of directors, shall begin on the first day of January in each year and end on the 31st day of December in each year.

SECTION 7. SEAL. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 8. CERTIFICATE OF INCORPORATION. The term "certificate of incorporation" as used in these by-laws shall have the same meaning as said term is given by
Section 102(c) of the Delaware Corporation Law, and shall include any agreement of consolidation or merger filed pursuant to said law.


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                                    ARTICLE X
                                    Amendment

SECTION 1. HOW AMENDED. These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a majority vote of the directors present at the meeting.

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